Exhibit 10.2

AMENDMENT OF EMPLOYMENT AGREEMENT

This Amendment of Employment Agreement is made as of May 25, 2006 by and between Main Street Banks, Inc., a Georgia corporation (the “Company”) and Samuel B. Hay, III (“Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement, dated September 8, 2004 (the “Employment Agreement”) and desire to clarify certain terms thereof and amend the Employment Agreement pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1. Company Obligations. The Company’s obligations under Section 7(a) of the Employment Agreement are deleted in their entirety and replaced with the following:

(i) the Company shall pay to Executive $1,518,820 within 30 days of the Date of Termination;

(ii) on the Date of Termination, all of Executive’s outstanding stock options and other incentive awards from the Company in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Executive’s outstanding awards of restricted stock shall lapse;

(iii) Executive shall be entitled to keep the following Company personal property currently in his possession: cell phones and personal digital assistants (including current phone numbers); and

(iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company; provided that the Company shall have no obligation to provide Executive with a vehicle.

2. Counterparts. This Amendment of Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

3. Definitions. Terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

IN WITNESS WHEREOF, the Company and Executive have duly executed this Amendment of Employment Agreement as of the date first written above.

Main Street Banks, Inc.

By:	/s/ Edward C. Milligan
Name:	Edward C. Milligan
Title:	Chairman

/s/ Samuel B. Hay, III
Samuel B. Hay, III

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